FOR IMMEDIATE RELEASE

Encorium Appoints David Ginsberg President and Chief Executive Officer, Announces Changes to the Board of Directors

Company to hold Conference Call Thursday, September 11 at 11:00 AM ET

WAYNE, PA, September 10, 2008 -- Encorium Group, Inc. (Nasdaq: ENCO), a full service multinational clinical research organization (CRO) conducting studies in over 30 countries for many of the world's leading pharmaceutical and biotechnology companies, today announced that it has appointed Dr. David Ginsberg, Chief Executive Officer of Encorium Group, Inc. Dr. Ginsberg assumes the position from Dr. Kai Lindevall, who was named to the newly created role of Executive Chairman. In addition to assuming overall management of the Company and its European operations, Dr. Ginsberg will assume responsibility of North American Operations from Dr. Kenneth M. Borow, who is no longer an employee of the Company.

     "The appointment of David as the Company’s President and Chief Executive Officer is an exciting and positive step forward for Encorium,” commented Dr. Lindevall. “David’s substantial experience and knowledge of the clinical research industry will be invaluable to the expansion of the Company’s core business. The addition of David to the senior management team will also allow me to focus more intently on the Company’s strategic growth plan.”

     Dr. Ginsberg, 60, brings to Encorium over 25 years of executive experience within the biopharmaceutical industry. Most recently he was the Vice President of Medical Affairs and Clinical Affairs for KV Pharmaceuticals, a NYSE specialty pharmaceutical company that develops, manufactures, acquires and markets technology-differentiated branded products and prescription pharmaceuticals. Previously he was the Chief Medical Officer and Senior Vice President of Omnicare Clinical Research, a leading Phase I to IV contract research organization serving the biopharmaceutical and medical device industries, and Chief Executive Officer and President of Omnicomm Systems, a Nasdaq company that is dedicated to helping the world’s pharmaceutical, biotechnology, CROs, research and medical device organizations to maximize the value of their clinical research investments through the use of innovative and progressive technologies. Dr. Ginsberg has significant experience in the medical safety and pharmacovigilance fields and has been a principal investigator in several hundred clinical trials in a wide variety of indications. Dr. Ginsberg has authored numerous publications, including “The Investigator’s Guide to Clinical Research” and “How to Become a Successful Clinical Investigator.”

     "I am very excited to be a part of Encorium,” commented Dr. Ginsberg. “I believe the Company is well positioned to become a leader in the clinical research industry. My role will be to exploit the Company's enormous potential and I very much look forward to the challenges ahead."

Board of Director Changes

     The Company also announced two changes to its Board of Directors, appointing David Morra effective immediately and appointing a current director of Prologue Research International, Inc. with extensive executive level healthcare management experience to be effective upon the closing of the acquisition of Prologue. The newly appointed directors will replace Scott M. Jenkins and Christopher F. Meshginpoosh, who have tendered their resignation from the Company’s Board of Directors, effective immediately. With these changes, Encorium’s Board of Directors will remain at five members and will consist of a majority of independent directors.

     Mr. Morra, 53, is a Managing Director of Union Partners, LLC, a private equity and performance acceleration firm. In this capacity, he provides executive oversight for consulting engagements and acquisition activities for targeted companies. Previously, Mr. Morra served as Chief Executive Officer of Omnicare Clinical Research, Inc. During his five and one half year tenure at Omnicare, the Company grew to 1300 employees operating in 30 countries, including its first ventures in India and China. Mr. Morra was also an officer of Omnicare Clinical Research’s parent company, Omnicare, Inc., a NYSE Fortune 500 company which is the leading provider of pharmaceutical care for seniors in the United States. Prior to Omnicare, Mr. Morra spent 22 years in the pharmaceutical and medical imaging industries in sales, marketing and general management positions.

Conference Call

Encorium Group will hold a conference call tomorrow morning, Thursday September 11, 2008 at 11:00 A.M. ET to discuss today’s announcement. To participate in the live call by telephone, please dial 877-857-6151, or for international callers, please dial 719-325-4788. Those interested in listening to the conference call live via the Internet may do so by clicking the following link: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=33193&c=ENCO&mediakey=C425F3A32E E6F929E4A98236D1B70038&e=0. Please go to the Web site 15 minutes prior to the scheduled start to register, download, and install any necessary audio software.

About Encorium Group, Inc.

Encorium Group, Inc. is a global clinical research organization specializing in the design and management of complex clinical trials and Patient Registries for the pharmaceutical, biotechnology and medical device industries. The Company’s mission is to provide its clients with high quality, full-service support for their biopharmaceutical and medical device development programs. Encorium offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as infectious diseases, cardiovascular, vaccines, oncology, diabetes endocrinology/metabolism, gene therapy, immunology, neurology, gastroenterology, dermatology, hepatology, women’s health and respiratory medicine. Encorium believes that its expertise in the design of complex clinical trials, its therapeutic experience and commitment to excellence, and its application of innovative technologies, offer its clients a means to more quickly and cost effectively move products through the clinical development process. Encorium is headquartered in Wayne, Pennsylvania with its European base of operations in Espoo, Finland. The Company has a geographic footprint that includes over one billion people in North America, Western/Central/Eastern Europe, Scandinavia, and the Baltics.

This press release contains forward-looking statements identified by words such as “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions regarding the potential acquisition of Prologue and our expectations regarding the effects of such transactions. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: (i) the timing of the closing, if any, of the acquisition of Prologue; (ii) our ability to negotiate a definitive agreement with Prologue; (iii) the possibility that the transaction may not close; (iv) our ability to negotiate mutually acceptable employment arrangements with key employees of Prologue; (v) our ability to successfully integrate the businesses of Encorium and Prologue; and (vi) the performance of the combined business to operate successfully and generate growth.

Additional risks and uncertainties that could affect the Company's future operating results and financial condition generally include, without limitation: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration, and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues and cash-on-hand to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties; (xi) our backlog may not be indicative of future revenues and may not generate the revenues expected; (xii) our ability to successfully integrate the businesses of Encorium and Remedium Oy which we acquired on November 1, 2006; and (xiii) the performance of the combined business to operate successfully and generate growth. You should not place any undue reliance on these forward looking statements which speak only as of the date of this press release. Additional information concerning factors that might affect our business or stock price which could cause actual results to materially differ from those in forward-looking statements is contained in Encorium Group's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007 and other periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Encorium Group's investor relations department.

CONTACT:

Encorium Group, Inc. Philip L. Calamia, Chief Financial Officer 610-975-9533 www.encorium.com